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                                                                     EXHIBIT 5.1

MINTZ LEVIN                                        One Financial Center
COHN FERRIS                                        Boston, Massachusetts 02111
GLOVSKY AND                                        617 542 6000
POPEO PC                                           617 542 2241 fax

Boston  Washington                                 701 Pennsylvania Avenue, N.W.
                                                   Washington, D.C. 20004
                                                   202 434 7300
                                                   202 434 7400 fax
                                                   Home Page: www.mintz.com



                               February 27, 1998


Epitaxx, Inc.
7 Graphics Drive
West Trenton, NJ 08628

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Epitaxx, Inc. (the "Company") of a Registration Statement on Form S-1 (Reg. No. 333-44843) (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 2,472,500 shares of the Company's Class A Common Stock, $.01 par value (the "Shares").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Restated Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                          /s/ Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.

                                  MINTZ, LEVIN, COHN, FERRIS,
                                    GLOVSKY AND POPEO, P.C.